ARMONK, N.Y. and CHICAGO — 28 Jul 2009: IBM (NYSE: IBM) and SPSS Inc. (Nasdaq: SPSS) today announced that the two companies have entered into a definitive merger agreement for IBM to acquire SPSS, a publicly-held company headquartered in Chicago, in an all cash transaction at a price of $50/share, resulting in a total cash consideration in the merger of approximately $1.2 billion. The acquisition is subject to SPSS shareholder approval, applicable regulatory clearances and other customary closing conditions. It is expected to close later in the second half of 2009.
This acquisition is expected to further expand IBM’s Information on Demand (IOD) software portfolio and business analytics capabilities, including the range of offerings available through IBM’s recently-announced Business Analytics and Optimization Consulting organization and network of Analytics Solution Centers. The acquisition is also expected to strengthen IBM’s Information Agenda initiative, which helps companies turn information into a strategic asset.
As companies attempt to control costs and use resources more wisely, IDC estimates that the worldwide market for business analytics software will swell to $25 billion this year, growing 4% over 2008.(1)
IBM is expanding its focus on business analytics technology and services to meet growing client needs to cut costs, reduce risk, and increase profitability through predictive analytics capabilities, which include advanced data capture, data mining and statistical analysis. These capabilities help organizations analyze trends and patterns found in historical and current data to drive new forms of competitive advantage by predicting potential future outcomes and optimizing all elements of their businesses, including product and service offerings for customers.
Helping Clients Forecast Future Trends
The ability to forecast future trends and spot shifts in consumer patterns or behavior even before they occur can give businesses a competitive advantage in today’s economy.
“With this acquisition, we are extending our capabilities around a new level of analytics that not only provides clients with greater insight — but true foresight,” said Ambuj Goyal, general manager, Information Management. “Predictive analytics can help clients move beyond the ‘sense and respond’ mode, which can leave blind spots for strategic information in today’s fast paced environment — to ‘predict and act’ for improved business outcomes.”
The acquisition of SPSS will add a wide array of advanced analytic capabilities to IBM’s IOD software portfolio enabling many new industry-focused solutions including: customer acquisition and retention for financial services, patient care improvement for the healthcare industry, crime prevention for public sector and ideal store location for retailers and manufacturers. In addition, software capabilities that address all industries will include demand forecasting, employee hiring and retention, customer profitability, credit scoring and fraud detection. All of these new offerings will help clients drive better business outcomes within their specific industries.
Predictive Analytics in Action

Predictive analytics technology can also be used to help reduce credit risk, increase customer loyalty and detect and prevent fraud — across diverse industries including finance, telecommunications, retail and government. With the combined SPSS technology and IBM software and consulting capabilities, clients will be able to identify which customers to target, how to reach them, when to make contact and the most appropriate action to take.
For example, the recognition of patterns, based on intelligent, timely analysis of the thousands of incident reports, crime tips, and other data that police departments receive every day, is critical to fighting crime and protecting the public. Police services often use predictive analytics to identify and predict patterns of criminal behavior to help forecast which minor crimes are most likely to escalate into violence. By investigating dispatch data, the police can also create models that pinpoint crime “hot spots,” so they can place tactical units where they anticipate crime is most likely to occur. The Richmond, VA police department provided the results of this kind of predictive analysis to detectives and saw a 20-30 percent decrease in violent crime and homicides in a 12-month period. This technology has also been used in political campaigns to zero in on likely voters to determine what campaign messages have the greatest impact on undecided voters.
With this type of technology, Internet merchants now know exactly which products customers are browsing and buying — in real-time. Search engines are now instantly mining information between customer queries and clickthroughs as the data flows in to determine which products are in the most demand at a given time. These advances are also allowing retailers to use data in new ways. With insight into future buying trends, retailers can address customer needs in a highly personalized manner. If a customer purchases a specific seasonal product, the retailers can instantly give the online shopper options on additional items that he or she may also like to purchase as seasons change.
Consistent with IBM’s software strategy, IBM will continue to support and enhance SPSS technologies while allowing customers to take advantage of the broader IBM portfolio.
Following the close of the acquisition, IBM intends to integrate SPSS within IBM’s Information Management software portfolio and into the many industry offerings already available. Predictive analytics will also be an essential component of the smarter business systems that IBM is helping companies and organizations build to help confront the complex challenges presented by the exponential growth of data.
About IBM
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About SPSS
SPSS Inc. is a leading global provider of Predictive Analytics software and solutions. The Company’s complete portfolio of Predictive Analytics Software (PASW) products — data collection, statistics, modeling and deployment — captures people’s attitudes and opinions, predicts outcomes of future customer interactions, and then acts on these insights by embedding analytics into business processes. SPSS Solutions address interconnected business objectives across an entire organization by focusing on the convergence of analytics, IT architecture and business process. Commercial, government and academic customers worldwide rely on SPSS technology as a competitive advantage in attracting, retaining and growing customers, while reducing fraud and mitigating risk. Founded in 1968, SPSS is headquartered in Chicago, Illinois. For more information, please visit www.spss.com.
Cautionary Statement Regarding Forward-Looking Statements
Certain statements in this communication regarding the proposed transaction between IBM and SPSS, the expected timetable for completing the transaction, benefits and synergies of the transaction, future opportunities for the combined company and products and any other statements regarding IBM and SPSS’s future expectations, beliefs, goals or prospects constitute forward-looking statements made within the meaning of Section 21E of the Securities Exchange Act of 1934 and (collectively, forward-looking statements). Any statements that are not statements of historical fact (including statements containing the words “believes,” “plans,” “anticipates,” “expects,” “estimates” and similar expressions) should also be considered forward-looking statements. A number of important factors could cause actual results or events to differ materially from those indicated by such forward-looking statements, including the parties’ ability to consummate the transaction; the conditions to the completion of the transaction, including the receipt of shareholder approval, court approval or the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; the parties’ ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction; the possibility that the parties may be unable to achieve expected synergies and operating efficiencies in the arrangement within the expected time-frames or at all and to successfully integrate SPSS’s operations into those of IBM; such integration may be more difficult, time-consuming or costly than expected; operating costs, customer loss and business disruption (including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers) may be greater than expected following the transaction; the retention of certain key employees of SPSS may be difficult; IBM and SPSS are subject to intense competition and increased competition is expected in the future; fluctuations in foreign currencies could result in transaction losses and increased expenses; the volatility of the international marketplace; and the other factors described in IBM’s Annual Report on Form 10-K for the fiscal year ended December 31, 2008 and in its most recent quarterly report filed with the SEC, and SPSS’s Annual Report on Form 10-K for the fiscal year ended 2008 and in its most recent quarterly report filed with the SEC. IBM and SPSS assume no obligation to update the information in this communication, except as otherwise required by law. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof.
Additional Information and Where to Find It
This communication may be deemed to be solicitation material in respect of the proposed acquisition of SPSS by IBM. In connection with the proposed acquisition, SPSS intends to file relevant materials with the SEC, including SPSS’s proxy statement in preliminary and definitive form. SHAREHOLDERS OF SPSS ARE URGED TO READ ALL RELEVANT DOCUMENTS FILED WITH THE SEC, INCLUDING SPSS’S DEFINITIVE PROXY STATEMENT, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders will be able to obtain the documents free of charge at the SEC’s web site, . Documents will also be available for free from SPSS by contacting Investor Relations by email at or by phone at 1-800-457-0161. Such documents are not currently available. ir2@spss.comhttp://www.sec.gov
Participants in Solicitation
IBM and its directors and executive officers, and SPSS and its directors and executive officers, may be deemed to be participants in the solicitation of proxies from the holders of SPSS common shares in respect of the proposed transaction. Information about the directors and executive officers of IBM is set forth in the proxy statement for IBM’s 2009 Annual Meeting of Stockholders, which was filed with the SEC on March 9, 2009. Information about the directors and executive officers of SPSS is set forth in the proxy statement for SPSS’s 2009 Annual Meeting of Shareholders, which was filed with the SEC on March 31, 2009. Investors may obtain additional information regarding the interest of such participants by reading the definitive proxy statement regarding the acquisition when it becomes available.
Contact(s) information
Kaveri Camire
IBM Media Relations
1-914-625-6395
kcamire@us.ibm.com
IBM Investor Relations Contact
Kory Liss
1-914-499-4095
Erica Topolski
IBM Media Relations
1-617-693-2816
ericat@us.ibm.com

SPSS Media & Investor Relations
Janine Warell
1-312-261-6535
jwarell@spss.com